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                                                                    EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("AGREEMENT"), dated as of July 18, 2001, is entered into by and between Security Associates International, Inc., a Delaware corporation (the "COMPANY"), and EGI-Fund (01) Investors, L.L.C., a Delaware limited liability company (the "PURCHASER").

         1. Purchase of Shares. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to sell to Purchaser, shares (the "SHARES") of a to be designated new series (the "NEW SERIES") of convertible, participating preferred stock of the Company, senior to the Company's common stock, par value $0.001 per share ("COMMON STOCK"), pari passu with the Company's Series A Preferred Stock, and convertible into 2,000,000 shares (the "CONVERSION SHARES") of Common Stock, representing as of the Closing Date no less than 5% of the Company's Common Stock on a fully-diluted basis, for a total purchase price of five million dollars ($5,000,000).

         2. Closing Date. Provided the conditions of this Agreement are satisfied, the closing (the "CLOSING") shall take place on September 10, 2001, at the offices of Sachnoff & Weaver, Ltd., 30 S. Wacker Drive, 29th Floor, Chicago, Illinois 60606, or at such earlier time or other place as the Company and the Purchaser may agree upon in writing (the "CLOSING DATE"). At the Closing, the Company shall deliver to the Purchaser, free and clear of all liens, claims or encumbrances (other than those created by Purchaser), certificates representing the Shares upon payment of $5,000,000 by wire transfer of immediately available funds to an account designated in writing by the Company. In addition, at the Closing, for additional consideration of $1,000 in the aggregate, the Company shall issue Purchaser transferable (subject to Section 4) warrants (the "WARRANTS") with a four-year term to purchase two million five hundred thousand (2,500,000) shares of Common Stock (the "WARRANT SHARES"), representing as of the Closing Date no less than 6% of the Company's Common Stock on a fully-diluted basis, at an exercise price of $2.50 per share.

         3.       Conditions to Closing.

         (a)      Conditions to the Company's Closing.

                  (i) The representations and warranties of the Purchaser shall be true and correct when made and shall be true and correct in all material respects as of the Closing Date; and

                  (ii) As of the Closing Date, the consummation of the transaction contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental entity.



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         (b)      Conditions to the Purchaser's Closing.

                  (i) The representations and warranties of the Company shall be true and correct when made and shall be true and correct in all material respects as of the Closing Date;

                  (ii) As of the Closing Date, the consummation of the transaction contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental entity;

                  (iii) The Purchaser shall have completed it due diligence investigation of the Company and its subsidiaries and shall have been satisfied with the results thereof in its sole and absolute discretion;

                  (iv) No circumstances or events shall have arisen from the date of this Agreement having a material adverse effect (or any development which could reasonably be expected to have a material adverse effect) on the business, operations, assets, financial or other condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or that could reasonably be expected to impair or delay the ability of the Company to perform its obligations under this Agreement;

                  (v) The Purchaser shall have received an opinion of Sachnoff & Weaver, Ltd., counsel to the Company, in form and substance satisfactory to the Purchaser in its reasonable discretion;

                  (vi) The Company shall have filed the Certificate of Designation for the New Series in form and substance satisfactory to the Purchaser in its sole and absolute discretion, and the same shall be effective no later than the Closing Date;

                  (vii) The Purchaser's board designee shall have been appointed to serve as a member of the Board; and

                  (ix) The Company shall have provided Purchaser and its representatives with full access at reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to designated representatives of the Company and to all books, records, contracts and documents of or pertaining to the Company for purposes of the Purchaser's due diligence review of the Company, which due diligence review shall be carried out as expeditiously as is commercially reasonable and as close to July 31, 2001 as possible but shall be completed in any event by August 15, 2001 or such later date as the parties may agree upon.

         4. Purchaser's Investment Representations. Purchaser hereby represents and warrants to the Company that, as of the Closing:

         (a) Purchaser is acquiring the Shares acquired hereunder for its own account with the intention of holding such securities for purposes of investment, and the Purchaser has no



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intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

         (b) Purchaser has had an opportunity to ask questions and receive answers from the Company and review documents, books and records of the Company as it deems necessary to evaluate the investment considerations involved concerning the Company as it has requested.

         (c) Purchaser has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Shares and acknowledges that an investment in the Shares entails a number of very significant risks. Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Purchaser was not organized for the specific purpose of acquiring the Shares.

         (d) Purchaser has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to approval of its managing member. Purchaser has taken all necessary action to authorize its execution, delivery and performance of and under this Agreement. The Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Purchaser does not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

         (e) Purchaser understands that the Shares acquired pursuant hereto are not registered under the Securities Act, or any state securities acts and are instead being offered and sold in reliance on an exemption for private offerings under the Securities Act and are subject to restrictions on transfer.

         (f) Purchaser has had the opportunity to review each registration statement, schedule, report, proxy statement or information statement that the Company has filed with the Securities and Exchange Commission ("SEC") (the "Company Reports"), and has reviewed the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and the other Company Reports filed since the filing of said Quarterly Report, including the section regarding "Risk Factors" set forth in the Company's Annual Report on Form 10-KSB as filed with the SEC on April 17, 2001.

         (g) Purchaser has not engaged any broker or finder who is entitled to any fee or commission from the Company in connection with this Agreement or the transactions contemplated hereby.

         5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

         (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate



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power and authority to own or lease and operate its properties and to carry on its business as now conducted.

         (b) The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all necessary corporate action to authorize its execution, delivery and performance of and under this Agreement. The Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

         (c) As of the Closing Date, the Company Reports, as supplemented by any additional disclosures by the Company to Purchaser (including subsequently filed Company Reports filed at least five (5) business days prior to Closing), will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement made therein, in light of the circumstances in which they were made, not misleading. Each Company Report filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), complied when filed in all material respects with the Exchange Act.

         (d) All Shares acquired hereunder are duly authorized, validly issued, fully paid, and nonassessable.

         6. Legend. Purchaser understands and agrees that the following restriction and limitation is applicable to the its investment in the Shares and Warrants pursuant to Section 4(2) of the Securities Act and Regulation D and that the certificates representing the Shares, Conversion Shares, the Warrants and the Warrants Shares will contain the following legend:

                  The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such act or such laws or an exemption from registration under such act and such laws.

         7. Board Representation. From and after the Closing Date, provided that the transaction contemplated hereby has been consummated, until the date on which the Purchaser has sold or otherwise disposed of more than 50% of the total shares of underlying Common Stock represented by the Shares and the Warrants, other than to direct and indirect affiliates and members, the Company shall nominate one (1) individual designated by the Purchaser for election to the board of directors of the Company (the "BOARD") and use its commercially reasonable efforts to cause such individual to be elected to the Board.

         8. Preemptive Rights. For a period of eighteen (18) months after the Closing Date, provided that the transaction contemplated hereby has been consummated, if the Company proposes to sell securities for cash to raise additional capital in one or more financings (other than non-convertible or non-exchangeable debt) (a "FINANCING"), the Company shall provide



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written notice of the terms of such Financing (the "FINANCING NOTICE") to
Purchaser at least twenty (20) days prior to the date on which such Financing is proposed to be consummated. Purchaser shall have the right to participate in such proposed Financing on the terms set forth in the Financing Notice by delivering notice of the amount of securities it shall purchase in such Financing to the Company within ten (10) days of Purchaser's receipt of the Financing Notice. Purchaser may purchase up to fifty percent (50%) of the aggregate securities the Company issues in any such Financing. The rights granted to Purchaser pursuant to this Section 8 shall not apply to any rights or other offering made to the Company's security holders or its employees, officers and directors and shall expire at the earlier of (i) such time that Purchaser has purchased an aggregate of $10 million of securities of the Company pursuant to this Section 8 or (ii) eighteen (18) months after the Closing Date.

         9. Confidentiality. Purchaser shall treat as confidential and will not use (other than for the purposes of its due diligence review), disclose or otherwise make available any Confidential Information of the Company to any person other than Purchaser's affiliates and its and its affiliate's respective directors, officers, employees, partners, members, representatives, agents, consultants, lenders and capital sources who have a business need to know all Confidential Information of the Company and who agree to treat all Confidential Information in accordance herewith. "CONFIDENTIAL INFORMATION" shall mean all information regarding the Company disclosed by the Company or its representatives to Purchaser or its representatives during Purchaser's due diligence review of the Company, except for (a) information that is known to Purchaser previously without an obligation of confidentiality, (b) information that is or becomes publicly known other than through a breach by Purchaser of its confidentiality obligations under this Agreement, and (c) information that is rightfully obtained by Purchaser from a third party not know to Purchaser to be under an obligation of confidence to the Company. Purchaser shall return all Confidential Information to the Company upon request following a termination of this Agreement.

         10. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

         11. This Agreement shall be construed in accordance with the laws of the State of Illinois without regard to conflict of laws principles.

         12. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, may be amended only by a writing executed by all of the parties and supersedes any prior agreement between the parties with respect to the subject matter hereof.

         13. This Agreement is not transferable or assignable by Purchaser or any successor thereto, other than to directly or indirectly controlled affiliates of Sam Zell or trusts for the benefit of Sam Zell or his family members.

         14. This Agreement may be terminated by either party by written notice to the other if the transactions contemplated hereby are not closed on or prior to September 10, 2001.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


SECURITY ASSOCIATES                        EGI-FUND (O1) INVESTORS, L.L.C.
INTERNATIONAL, INC.



By: /s/ James S. Brannen                   By:  /s/ Donald J. Liebentritt
   --------------------------                  ---------------------------------

Its: President                             Its:
    -------------------------                  ---------------------------------





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